Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Fran Barsky 919.244.7357 fbarsky@charlesandcolvard.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

•	Profitable Q1 2010 – net income of $298,000

•	15% net sales increase over Q1 2009, 21% increase over Q4 2009

•	$7.84 million cash and liquid investments, no long-term debt

•	Positive cash flow from operations of $489,000

MORRISVILLE, N.C., April 27, 2010 - Charles & Colvard, Ltd. (NASDAQ: CTHR), the sole manufacturer of moissanite jewels, The Most Brilliant Jewel in the WorldTM, announced today its financial results for the first quarter ended March 31, 2010.

Net sales for the quarter were $2.85 million, an increase of 15% from $2.49 million in the first quarter of 2009 and an increase of 21% from $2.36 million in the fourth quarter of 2009. Sales continue to improve primarily due to management’s efforts of revitalizing existing customer relationships as well as the addition of several new customers, domestically and internationally, during the quarter.

The Company achieved profitability in the first quarter with net income of $298,000, or $0.02 per diluted share, a $1.58 million improvement over net loss “as adjusted” of $1.28 million, or ($0.07) per diluted share, in the first quarter of 2009.

Randy N. McCullough, Chief Executive Officer of Charles & Colvard, commented, “We are extremely pleased with first quarter 2010 results. Not only did our sales improve over fourth quarter 2009, but we also achieved a 15% increase over the first quarter of 2009 and reported our first profitable quarter since third quarter 2007. We believe that these results are an initial indication that our new strategy of growing our core business with key jewelry manufacturers and distributors, developing leading jewelry brands globally featuring moissanite, and increasing our focus on the end consumer is beginning to take hold. As we continue to execute on this strategy, we believe the results will propel Charles & Colvard to new heights of revenue growth and profitability.”

Contributing to net income was a reduction in costs and expenses during the quarter of $1.04 million, or 28%, when compared with the same period in 2009, due primarily to ongoing cost control initiatives that commenced in the latter part of 2009. In addition, the Company recognized a net income tax benefit of $130,000 primarily resulting from the reversal of income tax liabilities associated with uncertain tax positions from prior years.

Prior year results are shown “as adjusted” due to a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method that was adopted January 1, 2010. As a result, cost of goods sold increased in first quarter 2009 by $18,000 and net

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Charles & Colvard Reports First Quarter 2010 Financial Results
April 27, 2010

income decreased by the same amount. In addition, inventory decreased $2.03 million as of March 31, 2009 due to the cumulative change in accounting principle.

Financial Position

The Company had $2.79 million in cash and $5.05 million in liquid long-term investments at the end of the quarter, and it generated approximately $489,000 of cash from operations during the quarter. Net income of $298,000, a net decrease in inventory of $639,000, and an increase in accrued cooperative advertising of $138,000 were the primary drivers for positive cash flow in the quarter, which more than offset an increase in trade accounts receivable of $595,000.

Total inventory, including long-term and consignment inventory, was $38.49 million at the end of the quarter, down from $39.13 million at the end of fiscal year 2009. The Company purchased $289,000 of raw material during the quarter. Trade accounts receivable were $1.71 million at the end of the quarter, up from $1.04 million at the end of fiscal year 2009 primarily as a result of increased sales during the quarter.

First Quarter 2010 Financial Results Webcast

Charles & Colvard will host a webcast to present first quarter 2010 results on Tuesday, April 27, 2010 at 4:30 p.m. EDT. The webcast can be accessed live and will be available for replay at www.charlesandcolvard.com.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity. Charles & Colvard Created Moissanite is currently used in fine jewelry sold primarily through domestic and international retailers. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

Charles & Colvard and Charles & Colvard Created Moissanite are registered trademarks of Charles & Colvard, Ltd.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the recent downturn in the worldwide economy and its ongoing impact on our business and the business of our customers and suppliers, any continued trends in the general economy that would adversely affect consumer spending, a further decline

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Charles & Colvard Reports First Quarter 2010 Financial Results
April 27, 2010

in our sales, dependence on consumer acceptance of our products, dependence on Cree, Inc. as the current supplier of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, risks of conducting business in foreign countries, dependence on third parties for the sales and marketing of our products to end consumers, and the impact of significant changes in our management on our ability to execute our business strategy in the near-term, in addition to the other risks and uncertainties described in more detail in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Financial Tables Follow

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Charles & Colvard Reports First Quarter 2010 Financial Results
April 27, 2010

Charles & Colvard, Ltd.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2010	2009*
Net sales	$2,853,675	$2,485,188
Costs and expenses:
Cost of goods sold	1,058,981	1,100,089
Sales and marketing	586,598	333,966
General and administrative	1,023,665	2,108,392
Research and development	41,857	210,180
Total costs and expenses	2,711,101	3,752,627
Income (loss) from operations	142,574	(1,267,439)
Interest income	26,522	10,261
Interest expense	(676)	-
Income (loss) before income taxes	168,420	(1,257,178)
Income tax benefit (expense)	129,965	(27,102)
Net income (loss)	$298,385	$(1,284,280)

Net income (loss) per common share:
Basic	$0.02	$(0.07)
Fully diluted	$0.02	$(0.07)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	19,019,402	18,376,588
Fully diluted	19,214,466	18,376,588

* As adjusted for the retroactive application to prior period financial statements resulting from a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method that was adopted January 1, 2010.

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Charles & Colvard Reports First Quarter 2010 Financial Results
April 27, 2010

Charles & Colvard, Ltd.
Condensed Consolidated Balance Sheets

	March 31, 2010 (unaudited)	December 31, 2009*
ASSETS
Current assets:
Cash and cash equivalents	$2,785,973	$7,405,685
Accounts receivable, net	1,707,827	1,043,296
Interest receivable	39,746	65
Note receivable, net	-	54,627
Inventory, net	4,280,353	3,340,712
Prepaid expenses and other assets	212,008	188,812
Total current assets	9,025,907	12,033,197
Held-to-maturity investments	5,054,096	-
Inventory, non-current, net	34,207,000	35,785,205
Property and equipment, net	246,832	218,418
Patent and license rights, net	255,757	260,548
Deferred income taxes, non-current	102,443	-
Other assets, non-current	1,990	1,990
TOTAL ASSETS	$48,894,025	$48,299,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$297,269	$265,439
Accrued cooperative advertising	311,000	173,000
Accrued expenses and other liabilities	200,993	157,954
Total current liabilities	809,262	596,393
Long-term liabilities:
Accrued income taxes	1,031,137	1,058,659
Total liabilities	1,840,399	1,655,052
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	52,912,365	52,906,459
Additional paid-in capital – share-based compensation	6,516,756	6,411,727
Accumulated deficit	(12,375,495)	(12,673,880)
Total shareholders’ equity	47,053,626	46,644,306
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,894,025	$48,299,358

* As adjusted for the retroactive application to prior period financial statements resulting from a change in the Company’s method of accounting for inventories from the first-in, first-out (“FIFO”) method to the average cost method that was adopted January 1, 2010.

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